SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2009 (May 17, 2009)

SUNRISE REAL ESTATE GROUP, INC.
(Exact name of registrant as specified in its charter)

Texas	000-32585	75-2713701
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Suite 701, No.333, Zhaojiabang Road
Shanghai, PRC 200032

Registrant's telephone number, including area code (86)-21-6422-0505

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2009, the registrant, Sunrise Real Estate Group, Inc. ("Sunrise"), entered into a Share Purchase Agreement with Whole World Holding Corporation (“Whole World”) to issue 57 million shares to Whole World for US $20 million (“Funds”). This agreement, subject to standard closing terms and conditions, is scheduled to close on or before May 17, 2009 (“Closing Date”).  The Closing Date for the Share Purchase Agreement was subsequently extended to August 17, 2009.

On August 17, 2009, the Share Purchase Agreement was terminated due to the Funds not being received by Sunrise on the Closing Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2009
SUNRISE REAL ESTATE GROUP, INC.

By:    /s/ Lin, Chi-Jung

Name:Lin, Chi Jung
Chief Executive Officer